Exhibit 1.01

Introduction

Azenta, Inc., also referred to as “Azenta”, “we”, “our”, and “us”, is a leading global provider of biological and chemical compound sample exploration and management solutions for the life sciences industry. The Company supports its customers from research and clinical development to commercialization with its sample management and automated storage, as well as genomic services expertise to help its customers bring impactful therapies to market faster. The Company understands the importance of sample integrity and offers a broad portfolio of products and services supporting customers at every stage of the life cycle of samples, including procurement, automated storage systems, genomic services and a multitude of sample consumables, informatics and data software, and sample repository services. The Company's expertise, global footprint, and leadership positions enable it to be a trusted global partner to pharmaceutical, biotechnology, and life sciences research institutions.

This CMR is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals necessary for the functionality or production of those products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Azenta products manufactured or contracted to be manufactured during calendar year 2025 that contain Conflict Minerals.

Executive Summary

Azenta performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Azenta with materials or components containing 3TGs necessary to the manufacturing of Azenta’s products. Azenta’s suppliers identified 335 valid smelters and refineries (“smelters”). Of these 335 smelters, Azenta identified 48 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Azenta’s due diligence review indicated that 32 of these smelters have been audited and are conformant to the Reasonable Minerals Assurance Process (“RMAP”). The remaining 16 smelters are subject to Azenta’s risk mitigation process in accordance with the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD Due Diligence Guidance).

Company Management Systems

Azenta established strong management systems in accordance with Step 1 of the OECD Due Diligence Guidance.

Azenta’s systems included

•	Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.
•	Implemented a conflict minerals policy
•	Policy made publicly available
• https://investors.azenta.com/corporate-governance
•	Policy communicated directly to suppliers as part of RCOI process
•	Step 1B - Structure internal management to support supply chain due diligence
•	Maintained an internal cross-functional team to support supply chain due diligence
•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence
•	Applied the resources necessary to support the operation and monitoring of these processes, including internal resources and external consulting support.
•

Step 1C - Establish a system of transparency, information collection and control over the supply chain · Implemented a process to collect required suppliers and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

•	Step 1D - Strengthen company engagement with suppliers ·

Directly engaged suppliers during RCOI process.

•	Reviewed supplier responses as part of RCOI process.
•	Added conflict minerals compliance to new supplier contracts and Azenta’s supplier code of conduct.
•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.
•	Step 1E - Establish a company and/or mine-level grievance mechanism.
•	Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine-level grievances.
•	Azenta’s ethics violations reporting system allows employees to voice concerns confidentially without any fear of retribution, any concerns with the violations of Azenta’s conflict minerals policy

Reasonable Country of Origin Inquiry (RCOI)

Azenta designed its RCOI process in accordance with Steps 2A and 2B of the OECD Due Diligence Guidance. Azenta’s RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Azenta designed its supplier RCOI process to, to the best of Azenta’s efforts, identify the smelters in Azenta’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Azenta’s supplier RCOI process for the 2025 reporting period included the following

•	Developing a list of suppliers providing 3TG containing components to Azenta.
•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”), including smelter information.
•	Reviewing supplier responses for accuracy and completeness.
•	Amalgamating supplier-provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry-recognized audit protocols.
•	Reviewing the final smelter list (and comparing it to industry peers) to determine if Azenta identified all of the smelters in their supply chain reasonably.

For the 2025 reporting period, Azenta’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”).

Azenta’s suppliers identified 335 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI

Due to the overlap between supplier RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Azenta’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Azenta’s smelter RCOI and due diligence process were designed to

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).
•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).
•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Azenta’s smelter RCOI and Due Diligence Process included the following -

•	For each smelter identified in Azenta’s supply chain
•	Azenta attempted direct engagement with the smelter to determine whether or not the smelter sources from the DRC or the surrounding countries
•

For smelters that declared directly (e.g. email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source from the DRC or surrounding countries, and were not conformant to the RMAP, Azenta reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included

• Public internet search (Google) of the facility in combination with each of the Covered Countries
• Review of specific NGO publications. NGO publications reviewed included
• SWISSAID
• Global Witness
• Southern Africa Resource Watch
• The Business and Human Rights Resource Centre
• Radio Okapi
• The most recent UN Group of Experts report on the DRC

•

For smelters that did not respond to direct engagement, Azenta reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period.

•	Azenta reviewed the same sources as those used to compare against smelter sourcing declarations.
•

For high-risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries) and are not conformant to the RMAP, Azenta communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2025 reporting period, Azenta’s smelter RCOI and Due Diligence process was executed by Claigan Environmental Inc. (Claigan).

Azenta’s suppliers identified 335 smelters. Azenta identified 48 smelters that source from, or for which there is reason to believe they may source from, the Covered Countries. Azenta determined that 32 of the 48 smelters have been audited and are compliant with the RMAP. Azenta conducted risk mitigation on the remaining 16 smelters.

Risk Mitigation

Azenta’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to the Vice President and General Counsel, in accordance with Step 3A of the OECD Due Diligence Guidance. Azenta’s risk mitigation process included the following -

•	Additional due diligence to determine if there was any reason to believe the applicable smelter directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.
•	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the applicable smelter were actually in Azenta’s supply chain in the 2025 reporting period.
•	Direct engagement with the high-risk smelter to verify risk and to encourage the smelter to become conflict-free.

Improvement Plan

Azenta is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate the risk that the necessary conflict minerals in Azenta’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a.	Including a conflict minerals clause in all new and renewed supplier contracts.
b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.
c.	Engaging smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP.
d.	Follow up in 2026 on smelters requiring risk mitigation, but not removal from Azenta’s supply chain.

Smelters and Refineries

Below are the smelters reported to Azenta as likely in Azenta’s supply chain in the 2025 reporting period.

Metal	Standard Smelter Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Albino Mountinho Lda.	CID002760
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	ASAHI METALFINE, Inc.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Attero Recycling Pvt Ltd	CID004697
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG, Hamburg	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Mineral AB (Ronnskar)	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	Cendres + Métaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Dongwu Gold Group	CID003663
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Elite Industech Co., Ltd.	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488

Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	Gasabo Gold Refinery Ltd	CID005006
Gold	GG Refinery Ltd.	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Glencore Canada Corporation - CCR Refinery	CID000185
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Coast Refinery	CID003186
Gold	Gold Corporation - The Perth Mint	CID002030
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Limited Hong Kong (HLH)	CID000707
Gold	Heraeus Precious Metals Germany (HPMG)	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ Co., Ltd.	CID000778
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Advanced Metals Corporation	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'Orfebre S.A.	CID002762
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	LS MnM Inc.	CID001078

Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	NOBLE METAL SERVICES	CID003690
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	SAM Precious Metals FZ-LLC	CID003666

Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	SOLEIL METALS (Chala One Plant)	CID004704
Gold	SOLEIL METALS (YAKARI Plant)	CID004705
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling (Jinguan) Nonferrous Jinguan Copper Industry	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Southwest Copper Branch	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505

Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Kinzoku Company, Limited	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	PowerX Ltd.	CID004054
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha Assembly Solutions Inc	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Conecsus LLC	CID003504
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	Dongguan Best Alloys Co., Ltd.	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572

Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineração Taboca S.A.	CID001173
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalúrgicas S.A.	CID001337
Tin	P Kay Metal, Inc	CID005189
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Arsed Indonesia	CID005067
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Masbro Alam Stania	CID003380
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajehan Ariq	CID002593
Tin	PT Timah Tbk Kundur	CID001477

Tin	PT Timah Tbk Mentok	CID001482
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Woodcross Smelting Company Limited	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319

Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797
Tungsten	Philippine Carreytech Metal Corp.	CID004438
Tungsten	S.P.T. spol.s r.o.	CID005068
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tungamoy Metals Inc.	CID005248
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	CID002660
Tungsten	Wolfram Bergbau and Hütten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662

Forty-eight of the smelters above were declared to be sourcing or there was reason to believe are sourcing from the Covered Countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific country covered by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are The Democratic Republic of Congo, Burundi, Rwanda, Uganda and Tanzania.